Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL

INFORMATION OF PROSPERITY

The following unaudited pro forma consolidated combined financial information of Prosperity for the nine months ended September 30, 2012 is presented to show the impact on Prosperity’s historical results of operations of:

•	the completion by Prosperity of The Bank Arlington acquisition, which was consummated on April 1, 2012;

•	the completion by Prosperity of the American State Financial Corporation acquisition, which was consummated on July 1, 2012;

•	the completion by Prosperity of the Community National Bank acquisition, which was consummated on October 1, 2012; and

•	the completion by Prosperity of the East Texas Financial Services, Inc. acquisition, which was consummated on January 1, 2013.

The Unaudited Pro Forma Consolidated Combined Statement of Income assumes that each of the Bank Arlington, American State Financial Corporation and Community National Bank acquisitions was completed on January 1, 2011 and that the East Texas Financial Services acquisition was completed on January 1, 2012. The pro forma adjustments are based on information available and certain assumptions that Prosperity believes are reasonable.

The following information should be read in conjunction with and is qualified in its entirety by Prosperity’s consolidated financial statements.

The unaudited pro forma consolidated combined financial information is intended for informational purposes and is not necessarily indicative of the future financial position or future operating results of the combined company or of the financial position or operating results of the combined company that would have actually occurred had the aforementioned acquisitions been in effect as of the date or for the periods presented.

Unaudited Pro Forma Consolidated

Combined Statement of Income

For the Nine Months Ended September 30, 2012(a)

	Prosperity Bancshares, Inc.	The Bank Arlington	American State Financial Corporation	Community National Bank	East Texas Financial Services, Inc.	Adjusted Prosperity Pro Forma	Pro Forma		Pro Forma
	Historical	Historical	Historical	Historical	Historical (b)	Subtotal	Adjustments		Combined
	(In thousands, except per share data)
Interest income:
Loans, including fees	$188,597	$340	$32,216	$3,251	$7,721	$232,125	$27,230	(c)	$259,355
Securities	113,418	22	22,351	1,342	472	137,605	(6,628	)(d)	130,977
							(245	)(d)
Federal funds sold and other temporary investments	108	5	136	36	18	303	—		303

Total interest income	302,123	367	54,703	4,629	8,211	370,033	20,357		390,634

Interest expense:
Deposits	26,269	44	4,295	588	1,372	32,568	—		32,568
Federal funds purchased, other borrowings and securities sold under repurchase agreements	1,487	—	622	2	1,976	4,087	—		4,087
Junior subordinated debentures	1,962	—	—	—	—	1,962	—		1,962

Total interest expense	29,718	44	4,917	590	3,348	38,617	—		38,617

Net interest income	272,405	323	49,786	4,039	4,863	331,416	20,357		352,017
Provision for credit losses	2,550	—	1,576	880	(69)	4,937			4,937

Net interest income after provision for credit losses	269,855	323	48,210	3,159	4,932	326,479	20,357		347,080

Noninterest income:
Customer service fees	42,430	24	9,563	357	175	52,549	—		52,549
Other	8,999	26	8,168	106	587	17,886	—		17,886
Gain on sale of loans	—	—	2,052	—	—	2,052	—		2,052
Gain on sale of securities	—	56	45,889	—	—	45,945	—		45,945

Total noninterest income	51,429	106	65,672	463	762	118,432	—		118,432

Noninterest expense:
Salaries and employee benefits	83,525	196	31,148	2,280	2,870	120,019	(3,511	)(e)	116,508
Net occupancy expense and depreciation	18,095	56	13,392	642	516	32,701	—		32,701
Data processing	6,339	—	1,136	—	485	7,960	(682	)(e)	7,278
Core deposit intangible amortization	5,297	—	25	—	—	5,322	883	(f)	6,205
Other	28,233	1,114	20,443	2,299	1,090	53,179	(2,530	)(e)	50,649

Total noninterest expense	141,489	1,366	66,144	5,221	4,961	219,181	(5,840)		213,341

Income before federal income taxes	179,795	(937)	47,738	(1,599)	733	225,730	26,197		252,171
Provision for federal income taxes	60,160	—	16,115	(605)	607	76,277	9,169	(g)	85,446

Net income	$119,635	$(937)	$31,623	$(994)	$126	$149,453	$17,028		$166,725

Basic earnings per share:
Earnings (loss) per share	$2.38	(1.45)	$12.65	(0.16)	0.10	$2.94			$2.93
Weighted average shares outstanding	50,239	646	2,499	6,029	1,308	50,770			56,881

Diluted earnings per share:
Earnings (loss) per share	$2.37	(1.45)	$12.65	(0.16)	0.10	$2.93			$2.92
Weighted average shares outstanding	50,393	646	2,499	6,029	1,308	50,924			57,035

See accompanying notes to unaudited pro forma consolidated combined financial data.

Notes to Unaudited Pro Forma Consolidated Combined Financial Data

(dollars in thousands)

Note 1. Estimated Operational Cost Savings

Prosperity anticipates operational cost savings in connection with the acquisitions of Bank Arlington, American State, Community National and East Texas Finacial. Prosperity anticipates that these savings will occur through the combination of back office operations and elimination of duplicate general operations, administrative and salary and benefits expense. Estimated cost savings are not presented as part of the pro forma adjustments and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note 2. Anticipated Reduction in Fee Income

Prosperity anticipates loss of income related to reduced NSF fee income and debit and ATM card income. The combined company will be subject to the Durbin Act which imposes limits on debit and ATM card income. Such amounts are not presented as part of the pro forma adjustments.

Note 3. Pro forma Adjustments and Assumptions:

The following pro forma adjustments have been reflected in the unaudited pro forma consolidated combined income statement. All adjustments are based on current assumptions and valuations, which are subject to change.

(a) Closing dates of the included transactions are as follows, and the historical data is reported through the respective closing date or September 30, 2012, whichever is earlier:

(i)	The Bank Arlington-April 1, 2012

(ii)	American State Financial Corporation-July 1, 2012

(iii)	Community National Bank-October 1, 2012

(iv)	East Texas Financial Corporation-January 1, 2013

(b) The fiscal year end of East Texas Financial is September 30. In accordance with SEC regulations, the historical statement of income information for East Texas Financial is for the nine months ended September 30, 2012.

(c) Loans are evaluated for fair value adjustment in accordance with the acquisition method of accounting under accounting principles generally accepted in the United States of America. This adjustment represents the full nine month effect of estimated accretion related to the write-down of loans acquired in the Bank Arlington, American State and Community National acquisitions not already included in Prosperity’s historical information. At the time of preparation of the pro forma income statement, Prosperity had not completed its fair value analysis of the loans to be acquired in the East Texas Financial acquisition. As a result, there could be adjustments to the carrying value of such assets acquired after the merger is completed which would affect the total amount of accretion recorded.

(d) This adjustment represents the estimated full nine month effect of amortization of $6.6 million related to the write-up of East Texas Financial’s and American State’s securities to market value as part of the purchase accounting transactions and the estimated full nine month effect of loss of investment income related to the cash portion of the merger consideration in the American State and Community National acquisitions not already included in Prosperity’s historical information, using an assumed reinvestment rate of 0.25% and calculated as follows:

Cash portion of American State merger consideration	$178,500
Assumed annual federal funds reinvestment rate	0.25%

Total annual adjustment to interest income	$446
Adjustment for the full nine month effect	$223

Cash portion of Community National merger consideration	$11,400
Assumed annual federal funds reinvestment rate	0.25%

Total annual adjustment to interest income	$29
Adjustment for the full nine month effect	$21

Total loss of investment income for the nine months ended September 30, 2012 not already included in Prosperity’s historical information	$245

(e) This adjustment represents the reversal of one-time merger related expenses which are included in Prosperity’s historical numbers.

(f) This adjustment represents the full nine month effect of amortization not already included in Prosperity’s historical information on core deposit intangibles of $12.4 million that were acquired in the acquisitions of Bank Arlington, American State and Community National and expected to be acquired in the acquisition of East Texas Financial, which will be amortized on an accelerated basis over ten years.

(g) This adjustment represents the net federal income tax effect of the pro forma adjustments using Prosperity’s statutory tax rate of 35.0%.

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